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Exhibit 32

Certification pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Form 10-K of SP Plus Corporation (the "Company") for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          1)    the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

          2)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JAMES A. WILHELM
	Name:	James A. Wilhelm,
	Title:	Director, President and Chief Executive Officer (Principal Executive Officer)
Date: March 13, 2014
/s/ G MARC BAUMANN
	Name:	G Marc Baumann,
	Title:	Chief Financial Officer, Treasurer & President of Urban Operations (Principal Financial Officer)
Date: March 13, 2014
/s/ DANIEL R. MEYER
	Name:	Daniel R. Meyer,
	Title:	Senior Vice President, Corporate Controller and Assistant Treasurer (Principal Accounting Officer and Duly Authorized Officer)
Date: March 13, 2014

        This certification shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, or the Exchange Act, or otherwise subject to the liability of Section 18 of the Exchange Act. Such certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

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  Exhibit 32
Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002